UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02(a)	Termination of a Material Definitive Agreement.

On July 3, 2008, Republic Airways Holdings Inc. (the “Company”) received notice dated July 1, 2008,  from United Air Lines, Inc. (“United”) , that United was exercising its right to terminate the United Express Agreement (the “Agreement”), dated as of February 13, 2004, by and between United and Chautauqua Airlines, Inc. (“Chautauqua”).  The Agreement provides for Chautauqua to operate seven ERJ-145 aircraft.  The termination will be effective December 31, 2009.  On that date, Chautauqua will remove the seven aircraft from United Express service.  The agreement between United and  Shuttle America Corp., the Company’s subsidiary, is unaffected by United's termination letter.  A copy of the termination letter is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

                      .

(d)           Exhibits.

10.1	Letter, dated July 1, 2008, from United Air Lines, Inc. to Chautauqua Airlines, Inc.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date; July 3, 2008	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit index

Exhibit Number                                                                Description

10.1           Letter, dated July 1, 2008, from United Air Lines, Inc. to Chautauqua Airlines, Inc.